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                                                                 EXHIBIT 23.4


                            INDEPENDENT AUDITORS' CONSENT

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-1) and related Prospectus of Pomeroy Computer Resources, Inc. for the registration of shares of common stock and to the incorporation therein of our report dated February 21, 1995, with respect to the financial statements of The Computer Supply Store, Inc., for the year ended December 31, 1994.

\s\ Northup, Haines, Kaduce, Schmid, Macklin, P.C.

Northup, Haines, Kaduce, Schmid, Macklin, P.C.
West Des Moines, Iowa
May 30, 1996